UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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 Lithia Motors, Inc.
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Notice of Special Meeting of Shareholders
and
Proxy Statement

Monday, January 21, 2019 at 8:30 a.m. Pacific Standard Time
150 N. Bartlett St., Medford, Oregon 97501

Letter from the Chief Executive Officer

December 6, 2018

Dear Shareholder,

We are pleased to invite you to attend our Special Meeting of Shareholders that will be held on Monday, January 21, 2019 at 8:30 a.m. Pacific Standard Time at our offices at 150 N. Bartlett St., Medford, Oregon 97501.

The attached Notice of Special Meeting and Proxy Statement describe the proposals to be acted upon at the meeting.
Your vote is important. Whether or not you expect to attend the Special Meeting, please promptly submit your proxy by telephone, by the Internet or by completing, signing, dating and returning your signed proxy card in the enclosed prepaid return envelope so that your shares may be represented at the Special Meeting.

Thank you very much for being a partner and a shareholder in our company.

Bryan DeBoer
President and Chief Executive Officer
Lithia Motors, Inc.

LITHIA MOTORS, INC.
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held On January 21, 2019

To the Shareholders of Lithia Motors, Inc.:
I am pleased to invite you to the Special Meeting of Shareholders of Lithia Motors, Inc., which will be held at 150 N. Bartlett St., Medford, Oregon 95701, on Monday, January 21, 2019, at 8:30 a.m., Pacific Standard Time, for the following purposes:

•	To consider and vote upon a proposal to amend the Transition Agreement with Sidney B. DeBoer to include a sunset in the form of a limit on the transition payments; and

•
To consider and vote upon a proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to amend the Transition Agreement with Sidney B. DeBoer.

Only holders of record of our common stock at the close of business on December 4, 2018 are entitled to notice of and to vote at the meeting and any adjournment thereof. Further information regarding voting rights and the matters to be voted upon is presented in our proxy statement.
On or about December 10, 2018, we expect to mail to our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement for our Special Meeting of Shareholders. This notice provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail. Our proxy statement can be accessed directly at the following Internet address: http://www.proxyvote.com. Just enter your control number located on your proxy card.
If you have any questions regarding this information or the proxy materials, please visit our website at www.lithia.com or contact our investor relations department at (541) 776-6591.
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Special Meeting of Shareholders, we urge you to submit your vote via the Internet, telephone or mail.
We appreciate your continued support of Lithia Motors and look forward to either seeing you at the meeting or receiving your proxy.
Very truly yours,
Christopher S. Holzshu, Executive Vice President and Secretary

December 6, 2018

LITHIA MOTORS, INC.
PROXY STATEMENT

This proxy statement, the Notice of Special Meeting and the proxy card are being furnished to the shareholders of Lithia Motors, Inc., an Oregon corporation, in connection with the solicitation of proxies by the Company for use at our Special Meeting of Shareholders (the “Special Meeting”). The Special Meeting will be held at our principal executive office, 150 N. Bartlett St., Medford, Oregon 97501, on Monday, January 21, 2019, at 8:30 a.m. Pacific Standard Time. On or about December 10, 2018, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials (the "Notice") containing instructions on how to access this proxy statement. The Notice provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail. All references in this proxy statement to “Lithia,” “Lithia Motors,” the “Company,” “we,” “us,” or “our” refer to Lithia Motors, Inc. and its subsidiaries, except where the context otherwise requires or as otherwise indicated.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING
What is the purpose of the Special Meeting?
The Special Meeting will be held for the following purposes:

•	To consider and vote upon a proposal to amend the Transition Agreement with Sidney B. DeBoer to include a sunset in the form of a limit on the transition payments; and

•
To consider and vote upon a proposal to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to amend the Transition Agreement with Sidney B. DeBoer.

What are the Board of Directors’ recommendations?
Our Board of Directors recommends that you vote:

•	“for” the amendment of the Transition Agreement with Sidney B. DeBoer; and

•
“for” the approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to amend the Transition Agreement with Sidney B. DeBoer.

Who is entitled to vote at the Special Meeting?
Only holders of record of our common stock at the close of business on December 4, 2018, the record date, will be entitled to notice of and to vote at the meeting and any adjournment thereof. As of the record date, there were 22,529,173 shares of Class A common stock and 1,000,000 shares of Class B common stock outstanding and entitled to vote. Each share of Class A common stock outstanding is entitled to one vote, and each share of Class B common stock outstanding is entitled to ten votes. Our executive officers and directors hold or control approximately 2.0% (460,184 shares) of the Class A common stock and 100% (1,000,000 shares) of the Class B common stock outstanding representing approximately 32.0% of the votes available to be cast at the Special Meeting. All shares will vote together as a single voting group on all matters submitted to a vote of the shareholders except as otherwise required by law.

How do I vote?

There are four ways to vote:

•	by Internet at http://www.proxyvote.com; just enter the control number found on your proxy card (we encourage you to vote this way as it is the most cost-effective method);

•	by toll-free telephone at 1-800-690-6903;

•	by completing and mailing your proxy card; or

•	by written ballot at the Special Meeting.

May I change my vote?

Yes. You may change your vote or revoke your proxy any time before the Special Meeting by:

•	entering a new vote by Internet or phone;

•	returning a later-dated proxy card;

•	notifying Christopher S. Holzshu, our Secretary, in writing, at 150 N. Bartlett Street, Medford, Oregon 97501; or

•	completing a written ballot at the Special Meeting.

What vote is required to approve each proposal?

Assuming a quorum is present at the Special Meeting, the required vote for approval is as follow:

Proposal 1: The votes that shareholders cast “for” must exceed the votes that shareholders cast “against” to approve the amendment of the Transition Agreement with Sidney B. DeBoer.

Proposal 2: The votes that shareholders cast “for” must exceed the votes that shareholders cast “against” to approve the adjournment the Special Meeting, if necessary, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to amend the Transition Agreement with Sidney B. DeBoer.

How is a quorum determined?

For a quorum to exist at the Special Meeting, there must be represented, in person or by proxy, shares representing a majority of the votes entitled to be cast at the meeting. Proxies that expressly abstain from voting on a particular proposal will be counted for purposes of determining whether a quorum exists at the Special Meeting.

How do we count votes?

The proxy holders will vote your shares as you instruct. We will not count abstentions either “for” or “against” a “non-routine” matter submitted to a vote of shareholders. A broker non-vote occurs when a broker or other holder of record, such as a bank, submits a proxy representing shares that another person beneficially owns, and that person has not given voting instructions to the broker or other nominee. A broker may only vote shares on a non-routine matter if the beneficial owner gives the broker voting instructions. Neither proposal is considered a routine matter, meaning a broker or nominee that holds shares in its name may not vote without instruction from the person that owns the shares beneficially. Accordingly, broker non-votes will not affect the outcome of either proposal.
If your shares are held in street name by a broker, bank or other nominee, please instruct your broker how to vote your shares. This will ensure that your vote is counted.

How are proxies solicited for the Special Meeting?

The Company is soliciting proxies for the Special Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending these proxy materials to you if a broker or other nominee holds your shares.

How is my proxy voted?

Our Board of Directors has designated each of John North, Chief Financial Officer, and Tina Miller, Vice President and Corporate Controller, as the proxy holder for the Special Meeting. All properly executed proxies will be voted (except to the extent that authority to vote has been withheld) as specified by the shareholder. Proxies submitted without specification will be:

•	Voted FOR the amendment of the Transition Agreement with Sidney B. DeBoer; and

•
Voted FOR the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to amend the Transition Agreement with Sidney B. DeBoer.

Why did I receive a notice regarding the availability of proxy materials on the Internet instead of a full set of proxy materials?

In accordance with the Securities and Exchange Commission (“SEC”) rules, we are furnishing our proxy materials, including this proxy statement, to our shareholders primarily via the Internet. On or about December 10, 2018, we mailed to our shareholders a Notice that contains instructions on how to access our proxy materials on the Internet, how to vote at the meeting and how to request printed copies of the proxy materials. Shareholders may request to receive all future proxy materials in printed form by mail or electronically by email by following the instructions contained in the Notice.

I have previously indicated I want to receive my proxy materials electronically. Will I still receive my materials via email as I have in the past?

Yes. If you have already signed up to receive the materials by email or other electronic transmission, you will continue to receive them in that manner.

PROPOSAL NO. 1

Proposal to Amend the Transition Agreement with Sidney B. DeBoer

The independent members of our Board of Directors have approved, and management and Sidney B. DeBoer (“Mr. DeBoer”), the Chairman of our Company, will execute, subject to the approval of shareholders, an amendment to the Transition Agreement to include a sunset in the form of a limit on the number of annual payments to Mr. DeBoer. Our Board of Directors recommends that the Company’s shareholders approve this amendment.

In addition, if the amendment is approved by the shareholders, Mr. DeBoer will also execute an agreement (the “Class B Conversion Agreement” described below and appendix C) whereby Mr. DeBoer will cause all of the remaining shares of Class B common stock to be converted into Class A common stock.

Background

Mr. DeBoer is our Founder and was our Chief Executive Officer from 1968 through 2011. He was the CEO of the Company when it became public in 1996, paving the way for it to become a Fortune 500 company. In 2012 Mr. DeBoer became our Executive Chairman during a transition period which allowed for succession planning for the Company's leadership. For each of 2013, 2014, and 2015, Mr. DeBoer’s total compensation was approximately $3.2 million per year plus certain other agreed upon benefits.

On September 14, 2015, the Company entered into a Transition Agreement with Mr. DeBoer to reflect Mr. DeBoer’s changing role at the Company. Under the Transition Agreement, at the end of 2015, upon his stepping down as Executive Chairman, Mr. DeBoer’s salary, incentive compensation and deferred compensation ended, and beginning January 1, 2016, the Company began to pay Mr. DeBoer annual amounts for the remainder of his life for his prior services rendered as an employee of the Company equal to $1,050,000, plus certain other agreed upon benefits. A copy of the Transition Agreement has been attached to this Proxy Statement as Appendix A.

Lithia Holding Company, LLC (“Lithia Holding”) owns all of the outstanding shares of Class B common stock, which have 10 votes per share as compared to one vote per share for the Class A common stock. At the time of the execution of the Transition Agreement, Lithia Holding had majority control of the Company through its ownership of the Class B common stock. Mr. DeBoer is the manager of Lithia Holding and has the sole voting and investment power with respect to all of the outstanding Class B common stock. Accordingly, all shares held in Lithia Holding are deemed beneficially owned by him.

In connection with the Transition Agreement and his evolving role with the Company, Mr. DeBoer has, without a formal binding agreement, caused Lithia Holding to convert its shares of Class B common stock into Class A common stock over time. Despite there being no formal binding agreement for Mr. DeBoer to cause Lithia Holding to convert its holdings, since the Transition Agreement was entered into, Lithia Holding has converted 1,562,231 shares of Class B common stock into shares of Class A common stock. The Class B conversions reduced Mr. DeBoer’s percentage voting power of all of the outstanding shares from approximately 52% at the time of execution of the Transition Agreement to approximately 30% as of the record date of this meeting, December 4, 2018, which means Mr. DeBoer no longer has majority voting control as of the record date for this meeting.

Because the annual payments to Mr. DeBoer under the Transition Agreement continue for his lifetime, two shareholder advisory services firms have been critical of our Compensation Committee. In 2017 and early 2018, we engaged in discussions with our major shareholders about the Transition Agreement and the steps Mr. DeBoer has already taken to give up majority voting control. After our 2018 annual meeting we engaged again in discussions with some of our major shareholders about adding a sunset provision to the annual payments under the Transition Agreement and formalizing Mr. DeBoer’s willingness to cause Lithia Holding to convert the remainder of its Class B common stock into Class A common stock. These proposed actions were well received.

The Amendment

Our Board of Directors, upon the recommendation of the Compensation Committee of the Board and a vote of the independent members of the Board, and Mr. DeBoer, will execute an amendment to the Transition Agreement, subject to the approval of shareholders.

The amendment to the Transition Agreement will add a sunset to the annual payments to Mr. DeBoer. Specifically, the amendment will end the annual payments after 17 years, commencing January 1, 2019, or Mr. DeBoer’s death, whichever occurs first. Without the amendment, the annual payments would not end until Mr. DeBoer dies, no matter how long he lives.

A copy of the amendment to the Transition Agreement has been attached to this Proxy Statement as Appendix B.

In addition, if the shareholders approve the amendment to the Transition Agreement, our Company, upon the recommendation of the Nominating and Governance Committee of the Board and a vote of the independent members of the Board, and Mr. DeBoer, will execute the Class B Conversion Agreement to add a sunset to Lithia Holding’s ownership of the Class B common stock.

The Class B Conversion Agreement will require Mr. DeBoer to cause Lithia Holding to convert its remaining 1,000,000 shares of Class B common stock into shares of Class A common stock by December 31, 2025. The agreement will require the conversion of at least 15% of the 1,000,000 Class B shares by the end of every two years, with the first 15% to be converted by December 31, 2020, a total of 30% by December 31, 2022, a total of 45% by December 31, 2024, and the balance by December 31, 2025. Without the Class B Conversion Agreement, Mr. DeBoer has no binding commitment to cause the conversion of Class B common stock into Class A common stock.

A copy of the Class B Conversion Agreement has been attached to this Proxy Statement as Appendix C.

Board Process

Starting in the spring of 2018, the Chair of the Compensation Committee engaged the Compensation Committee’s independent compensation consultant and an independent compensation counsel and commenced discussions with them and Mr. DeBoer that continued over the course of the summer to determine whether the Transition Agreement could be amended with Mr. DeBoer’s consent to better serve the interests of shareholders. The amendment to the Transition Agreement is the product of these efforts. In determining to adopt the amendment, the members of the Compensation Committee and the independent members of our Board of Directors considered, among other things, the following factors:

•	Mr. DeBoer’s flexibility in agreeing to such an amendment;

•
the advice of the Compensation Committee’s independent compensation consultant that the annual payments under the amended Transition Agreement constitute reasonable compensation and benefits (including any other deferred compensation) for former chief executive officers, particularly considering Mr. DeBoer last received equity compensation in 2010; and

•
by ensuring that the annual payments to Mr. DeBoer under the Transition Agreement are capped and not indefinite, the amendment furthers the Compensation Committee’s good corporate governance obligations.

Starting in the spring of 2018, the Chair of the Nominating and Governance Committee and management engaged with Mr. DeBoer and outside counsel to determine whether the elimination of the Company’s dual class structure would better serve the interests of shareholders. The Class B Conversion Agreement is the product of these efforts. In determining to enter into the Class B Conversion Agreement, the members of the Nominating and Governance Committee and the independent members of our Board of Directors considered, among other things, the following factors:

•	Mr. DeBoer’s willingness to enter into such an agreement;

•	the conversion of the Class B common stock will result in alignment of the economic interests and voting rights of all shareholders holding shares with the same value and voting power;

•	the conversion of the Class B common stock will result in the reduction of Mr. DeBoer’s voting power;

•
the conversion of the Class B common stock and eliminating the dual-class stock structure addresses concerns that institutional investors have expressed from time to time and may allow our common stock to be held by certain institutional investors whose investment policies do not permit them to invest in companies that have disparate voting rights in their capital structure; and

•	the conversion of the Class B common stock and eliminating the dual-class stock structure is in keeping with more recent corporate governance trends.

Vote Required

The affirmative vote of a majority of the votes cast at the meeting and entitled to vote on this matter is necessary to approve this proposal. If approved by the shareholders, the amendment to the Transition Agreement will be executed and become effective immediately upon such approval, and the Class B Conversion Agreement will be executed and effective. If the proposal is not approved, the Transition Agreement will not be amended but will remain in effect, and the Class B Conversion Agreement will not be executed.

Our Board of Directors recommends a vote FOR this proposal to amend the Transition Agreement.

PROPOSAL NO. 2
Adjournment of the Special Meeting
Our management may move to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to amend the Transition Agreement with Mr. DeBoer. In that event, you will be asked to vote only upon the adjournment, and not on any other proposal.
In this proposal, we are asking you to authorize the holder of any proxy solicited by our Board of Directors to vote in favor of adjourning the Special Meeting and any later adjournments. If our shareholders approve this adjournment proposal, we could adjourn the Special Meeting, and any adjourned session of the Special Meeting, and use the additional time to solicit additional proxies in favor of Proposal No. 1. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present at the Special Meeting.
The affirmative vote of a majority of the votes cast at the meeting and entitled to vote on this matter is necessary to approve this proposal. No proxy that is specifically marked “against” Proposal No. 1 will be voted in favor of the adjournment proposal unless it is specifically marked “for” the proposal to adjourn the Special Meeting.
Our Board of Directors recommends a vote FOR the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to amend the Transition Agreement with Sidney B. DeBoer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of December 4, 2018 (unless otherwise noted in the footnotes to the table), certain information with respect to ownership of our common stock of (i) persons known by us to be beneficial owners of more than 5% of any class of our common stock, (ii) each director, (iii) each named executive officer, and (iv) all current executive officers and directors as a group. Except as noted below, the address of each shareholder in the table is Lithia Motors, Inc., 150 N. Bartlett Street, Medford, Oregon 97501. Unless otherwise indicated, all persons named as beneficial owners of the Company’s common stock have sole voting power and sole investment power with respect to the shares indicated as beneficially owned.

	Class A Shares Beneficially Owned (1)			Class B Shares Beneficially Owned (1)

Name and Address of Beneficial Owner	Number	Percent		Number	Percent

BlackRock Inc (3)	2,956,067	13.1%		—	—%
55 East 52nd Street; New York, NY 10055

The Vanguard Group (4)	2,351,917	10.4%		—	—%
100 Vanguard Blvd; Malvern, PA 19355

Abrams Capital Management (5)	2,000,000	8.9%		—	—%
222 Berkley St, 21st Floor; Boston, MA 02116

Park West Asset Management LLC (6)	1,409,895	6.2%		—	—%
900 Larkspur Landing Cir, Ste 165
Larkspur, CA 94939

Neuberger Berman Investment Advisers LLC (7)	1,292,875	5.7%		—	—%
1290 Avenue of the Americas; New York, NY 10104

Lithia Holding Company, LLC (9)	—	—%	*	1,000,000 (8)	100%
Bryan B DeBoer	116,114	—%	*	—	—%
Christopher S Holzshu	38,593	—%	*	—	—%
Scott A Hillier	50,834	—%	*	—	—%
George C Liang	7,466	—%	*	—	—%
John F North III	15,656	—%	*	—	—%
Sidney B DeBoer	863	—%	*	1,000,000 (8)	100%
Thomas R Becker	67,075 (10)	—%	*	—	—%
Susan O Cain	13,111	—%	*	—
Kenneth E Roberts	106,435 (11)	—%	*	—	—%
David J Robino	4,672	—%	*	—	—%
Louis P Miramontes	1,671	—%	*	—	—%
All current executive officers and directors as a group (11 persons)	454,413 (2)	2.0%		1,000,000	100%
*Less than one percent

(1)
The Class A common stock is entitled to one vote per share and the Class B common stock is entitled to 10 votes per share and is convertible into Class A common stock on a one-for-one basis at the option of the holder thereof or under certain other circumstances. For purposes of this table, Class A shares beneficially owned do not include Class A shares issuable upon conversion of Class B shares.

(2)	Includes shares subject to RSUs vesting within 60 days of December 4, 2018, shares held in 401(k) accounts and shares held by spouses or other household members as follows:

Name	Stock Awards Vesting within 60 days	Shares held by spouse or other household members	Shares held in 401(k) account

Bryan B DeBoer	16,191	3,094	—
Christopher S Holzshu	6,623	—	2,707
Scott A Hillier	3,868	—	—
George C Liang	2,033	—	—
John F North III	3,178	—	—
Sidney B DeBoer	—	—	—
Thomas R Becker	—	—	—
Susan O Cain	—	—	—
Kenneth E Roberts	—	—	—
David J Robino	—	—	—
Louis P Miramontes	—	—	—
All current executive officers and directors as a group	31,893	3,094	2,707

(3)
Beneficial ownership as of December 31, 2017 as reported by BlackRock Inc. in a Schedule 13G/A filed on January 19, 2018. The Schedule 13G/A reports sole voting power with respect to 2,908,683 shares and sole dispositive power with respect to 2,956,067 shares.

(4)
Beneficial ownership as of August 31, 2018 as reported by The Vanguard Group in a Schedule 13G/A filed on August 8, 2018. The Schedule 13G/A reports sole voting power with respect to 39,191 shares, shared voting power with respect to 3,018 shares, sole dispositive power with respect to 2,311,590 shares and shared dispositive power with respect to 40,327 shares.

(5)
Beneficial ownership as of July 27, 2018 as reported by Abrams Capital Management, L.P., Abrams Capital Partners II, L.P., Abrams Capital, LLC, Abrams Capital Management, LLC, and David Abrams in a Schedule 13G filed on July 27, 2018. The Schedule 13G reports shared voting and dispositive power with respect to 2,000,000 shares by Abrams Capital Management, L.P., Abrams Capital Management, LLC, and David Abrams, with respect to 1,889,101 shares by Abrams Capital, LLC, and with respect to 1,686,680 shares by Abrams Capital Partners II, L.P.

(6)
Beneficial ownership as of July 24, 2018 as reported by Park West Asset Management LLC (“PWAM”) in a Schedule 13G jointly filed by PWAM and Peter S. Park, as the sole manager and member of PWAM, on August 3, 2018. According to the Schedule 13G, PWAM is the investment manager for, and PWAM and Mr. Park may be deemed to beneficially own shares held by Park West Investors Master Fund, Limited (“PWIMF”) and Park West Partners International, Limited (“PWPI”), with PWIMF holding 1,087,774 shares and options to purchase up to 179,800 shares and PWPI holding 122,121 shares and options to purchase up to 20,200 shares.

(7)
Beneficial ownership as of December 31, 2017 as reported by Neuberger Berman Investment Advisors LLC and Neuberger Berman Group LLC in a Schedule 13G/A filed on February 15, 2018. The Schedule 13G/A reports shared voting power with respect to 1,284,615 shares and shared dispositive power with respect to 1,292,875 shares.

(8)
800,000 of the 1,000,000 shares of Class B common stock are pledged by Lithia Holding to secure a loan. If the creditors foreclose on those shares of Class B common stock, we could experience a change of control. In March 2013, we adopted changes to our insider trading policy and our stock ownership guidelines to prohibit future pledging and hedging transactions. Existing pledges, including the pledge by Lithia Holding, and pledges under replacement financial arrangements, were grandfathered.

(9)
Sidney B. DeBoer is the manager of Lithia Holding and he has the sole voting and investment power with respect to all of the Class B common stock. Accordingly, all shares held by Lithia Holding are deemed beneficially owned by him. The following table provides tabular information regarding the ownership of Lithia Holding:

	Units Owned
Unit Holder	Number	Percent
DeBoer Family LLC (a)	36,264	55.8%
Heimann Family LLC (b)	27,394	42.2%
Bryan DeBoer	1,307	2.0%
	64,965	100.0%

(a) Sidney B. DeBoer is the manager of the DeBoer Family LLC, whose members include Mr. DeBoer and other family members.

(b) M.L. Dick Heimann is the manager of the Heimann Family LLC, whose members include Mr. Heimann and other family members.

(10)
Thomas R. Becker has a line of credit that is secured by the securities held in one of his brokerage accounts, including 50,095 shares of Class A common stock; no amounts were drawn on this line of credit as of December 4, 2018.

(11)
Kenneth E. Roberts has a line of credit that is secured by the securities held in one of his brokerage accounts, including 59,775 shares of Class A common stock; no amounts were drawn on the line of credit as of December 4, 2018.

SHAREHOLDER PROPOSALS

SEC rules require that any shareholder proposal to be included in our proxy materials for consideration at our 2019 annual meeting must have been received by us at our principal executive office no later than November 9, 2018 (120 days prior to the anniversary of the mailing of the Notice of Internet Availability for our 2018 annual meeting). Shareholders who otherwise wish to present proposals for action at our 2019 annual meeting must do so in accordance with our bylaws, which require shareholders to give us advance written notice of a director nomination or other business to be conducted at any meeting of shareholders. To be timely, the written notice for our 2019 annual meeting must be received by our Secretary between December 28, 2018 and January 27, 2019 (at least 90 days, and no earlier than 120 days, before the first anniversary of our 2018 annual meeting) and must include the information required by our bylaws. Our mailing address is 150 N. Bartlett Street, Medford, Oregon 97501.

OTHER MATTERS
No other business may be considered at the Special Meeting, or any adjournment thereof, except procedural matters as may be necessary to conduct the meeting. The proxy holders will vote in regard to such procedural matters in their discretion insofar as such proxies are not limited to the contrary.

Dated: December 6, 2018

Appendix A
TRANSITION AGREEMENT
This TRANSITION AGREEMENT (“Agreement”) between Lithia Motors, Inc., an Oregon corporation (“Lithia”), and Sidney B. DeBoer (“DeBoer”), is dated September 14, 2015.
Lithia and DeBoer agree as follows:
1.     Benefits. DeBoer’s employment as an executive officer with Lithia shall terminate effective December 31, 2015 (the “Transition Date”). Lithia shall, beginning January 1, 2016 until DeBoer’s death, provide the following benefits to DeBoer for his prior service with Lithia (the “Benefits”), which Benefits shall continue irrespective of DeBoer’s future employment status with the Company or whether he continues as a director of the Company.
Except as provided in Section 13, for prior services rendered, Lithia shall:
(a) pay DeBoer quarterly $262,500 in cash (the “Cash Payment”);
(b) provide DeBoer annually a $42,000 car allowance; and
(c) pay on DeBoer’s behalf an amount equal to the aggregate amount of annual insurance premiums payable with respect to the four Employee Policies. As used in this Agreement, the term “Employee Policies” means each “Employee Policy” as defined in the Amended and Restated Split-Dollar Agreement dated effective January 1, 2013 between Lithia and DeBoer.
In 2016 Lithia shall make the Benefits payments to DeBoer no earlier than July 2, 2016. For each period thereafter, Lithia shall make the Cash Payment to DeBoer, if DeBoer is alive on the first day of a fiscal quarter, no later than the first date in such fiscal quarter on which Lithia makes its first regular payroll payments and shall make the other Benefits payments consistent with its standard payroll practices. (For example, assuming accrued amounts payable under Section 1(c), above, were $33,000 at July 2 and that a regular payroll date is not July 1 or 2, DeBoer would receive a payment in cash on July 2, 2016 equal to (a) $787,500 (three quarters of the Cash Payment) plus (b) $21,000 (half the car allowance), plus (c) $33,000 (the reimbursement amount under the Employee Policies).)
After the Transition Date, DeBoer shall not be eligible to participate in any Lithia incentive bonus programs, including the receipt of cash compensation under Lithia’s 2013 Discretionary Support Services Variable Performance Compensation Plan (the “Variable Compensation Plan”) or any compensation under Lithia’s 2013 Stock Incentive Plan, in each case with respect to services DeBoer provides to Lithia after the Transition Date, and Lithia will cease making contributions to Mr. DeBoer’s account under Lithia’s Executive Management Non-Qualified Deferred Compensation and Long-Term Incentive Plan. Receipt of the Benefits is conditioned on DeBoer having executed and delivered to Lithia within 60 days following the date of this Agreement (the “Release Period”) the Release of Claims in substantially the form attached hereto as Exhibit A (the “Release of Claims”) and the revocation period specified therein having expired without DeBoer having revoked the release and waiver of claims under the Age Discrimination in Employment Act. If the latest date on which the revocation period could end occurs in the calendar year following termination of employment, then for purposes of determining the payment date of any payment subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), the release will be treated as effective in such following calendar year.
2.     Prior Terms of Amended Employment and Change in Control Agreement. Except for the covenants contained in Section 5 thereof, which are incorporated herein by reference and shall continue in effect, the Terms of Amended Employment and Change in Control Agreement between Lithia and DeBoer dated January 15, 2009, is hereby terminated and of no further effect.
3.    Dispute Resolution. IF A DISPUTE ARISES PURSUANT TO THIS AGREEMENT, THE PARTIES AGREE TO RESOLVE THE DISPUTE THROUGH BINDING ARBITRATION AS SET FORTH BELOW. THE PARTIES

CONFIRM THAT BY AGREEING TO THIS ALTERNATE DISPUTE RESOLUTION PROCESS, THEY INTEND TO GIVE UP THEIR RIGHT TO HAVE ANY DISPUTE DECIDED IN COURT BY A JUDGE OR JURY.
Any and all disputes, claims, or controversies between the parties (“parties” specifically including, but not being limited to, any assignee of a party) arising out of or relating to this Agreement that are not otherwise resolved by their mutual agreement shall be submitted to final and binding arbitration before JAMS, or its successor, at JAMS’ office in Medford, Oregon (or, if none, at JAMS’ office in the United States which is closest to Medford, Oregon), pursuant to the United States Arbitration Act, 9 U.S.C. Sec. 1, et seq. The dispute shall be submitted to one Arbitrator, who shall have sole authority to determine procedural questions, such as arbitrability, standing, and real party in interest, as well as the merits of the claim.
Any party may commence the arbitration process by filing a written demand for arbitration with JAMS at the designated office and concurrently sending a copy to the other party or parties. The arbitration will be conducted in accordance with the provisions of JAMS’ Comprehensive Arbitration Rules and Procedures in effect when the demand is filed. The parties to the dispute, claim, or controversy will cooperate with JAMS and each other in selecting an arbitrator from JAMS’ panel of neutrals and in scheduling the arbitration proceedings. The costs and fees of JAMS and of the arbitrator shall be borne equally by the parties to the dispute, claim, or controversy. The provisions of this paragraph are specifically enforceable by any court with subject matter jurisdiction sitting in Jackson County, Oregon. The prevailing party or parties shall be entitled to an award of its reasonable attorney fees and costs through every stage of the proceeding and in obtaining and enforcing any judgment. The arbitrator shall have sole discretion to determine which is the prevailing party or parties and the amount of reasonable attorney fees and costs.
4.    Notices. Any notice to be delivered under this Agreement shall be given in writing and delivered, personally or by certified mail, postage prepaid, addressed to Lithia or to DeBoer at their last known addresses.
5.    Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Oregon.
6.    Waiver/Amendment. This Agreement may not be amended, released, discharged, abandoned, changed, or modified in any manner, except by an instrument in writing signed by each of the parties hereto. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part thereof or the right of any party thereafter to enforce each and every such provision. No waiver or any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.
7.    Severability. If any provision of this Agreement shall be held by a court or arbitrator to be invalid or unenforceable, the remaining provisions shall continue to be fully effective. If any part of this Agreement is held to be unenforceable as written, it shall be enforced to the maximum extent allowed by applicable law.
8.    Entire Agreement. This Agreement represents the entire agreement between the parties regarding the subject matter hereof and together with Lithia’s employee handbook and Code of Business Conduct and Ethics, governs the terms of DeBoer’s employment. Where there is a conflict between this Agreement and the employee handbook or code, the terms of this Agreement shall govern. This Agreement supersedes any other prior oral or written agreement between the parties on the subject matter hereof.
9.     Assignment. DeBoer shall not assign or transfer any of DeBoer’s rights pursuant to this Agreement, wholly or partially, to any other person or to delegate the performance of DeBoer’s duties under the terms of this Agreement. Upon DeBoer’s death, DeBoer’s rights under this agreement shall inure to DeBoer’s heirs, executors, administrators or assigns. The rights and obligations of Lithia under this Agreement shall inure to the benefit of and be binding in each and every respect upon the direct and indirect successors and assigns of Lithia, regardless of the manner in which the successors or assigns succeed to the interests or assets of Lithia. This Agreement shall not be terminated by the voluntary or involuntary dissolution of Lithia, by any merger, consolidation or acquisition where Lithia is not the surviving corporation, by any transfer of all or substantially all of Lithia’s assets or by any other change in Lithia’s structure or the manner in which Lithia’s business or assets are held. DeBoer’s employment shall not be deemed terminated upon the occurrence of one of the foregoing events. In the event of any merger, consolidation or transfer of assets, this Agreement shall be binding upon and shall inure to the benefit of the surviving corporation or the corporation to which the assets are transferred.
10.    Survival. If any benefits provided to DeBoer under this Agreement are still owed or claims under the Agreement are still pending at the time of termination of this Agreement, this Agreement shall continue in force with respect to those obligations or claims, until such benefits are paid in full or claims are resolved in full. The Restrictive Covenants and dispute resolution provisions of this Agreement shall survive after termination of this Agreement, and shall be enforceable regardless of any claim DeBoer may have against Lithia.
11.    Advice of Counsel. DeBoer acknowledges that, in executing this Agreement, DeBoer has had the opportunity to seek the advice of independent legal counsel, and has read and understood all of the terms and provisions of this Agreement. This Agreement shall not be construed against any party be reason of the drafting or preparation hereof. DeBoer acknowledges that Lithia is not providing any tax advice to DeBoer and is not making any representation or warranty regarding the tax consequences of any amounts payable to DeBoer under this Agreement.
12.     No Changes to DeBoer’s Compensation Prior to Transition Date. Nothing in this Agreement shall reduce amounts that Lithia owes to DeBoer with respect to services DeBoer performs for Lithia prior to the Transition Date, including, without limitation, DeBoer’s salary and amounts that Lithia owes to DeBoer related to Lithia performance in the second half of 2015 under the Variable Compensation Plan.
13.    Section 409A. Notwithstanding anything to the contrary in this Agreement:
(a) If, at the time of DeBoer’s “separation from service” with Lithia, he is a “specified employee” as such terms are defined in Section 409A of the Code and the regulations promulgated thereunder, and one or more of the payments or benefits received or to be received by DeBoer pursuant to this Agreement would constitute “deferred compensation” subject to Section 409A, no such payment or benefit will be provided under this Agreement until the earlier of (a) the date that is six months following DeBoer’s separation from service with Lithia or (b) DeBoer’s death (such earlier date, the “Delayed Payment Date”), unless the payment or distribution is exempt from the application of Section 409A. Amounts that otherwise would be paid before the Delayed Payment Date shall be held and accumulated without interest and shall be paid on Lithia’s first regular payroll date following the Delayed Payment Date.
(b) The parties intend that this Agreement, to the extent possible, will be administered in accordance with Section 409A of the Code and will interpreted in a manner so that all payments hereunder do not constitute a deferral of compensation or, if so, will constitute a deferral for which the payment and other terms are compliant with Section 409A of the Code. Lithia may, without DeBoer’s prior consent, amend this Agreement, adopt policies and procedures, or take other actions (including amendments, policies, procedures and actions with retroactive effect) that Lithia determines are necessary or appropriate to (i) exempt any payment or benefit under this Agreement from the application of Section 409A or (ii) cause any payment or benefit to comply with the requirements of Section 409A.
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IN WITNESS WHEREOF, the parties have signed this Agreement effective on the day and year first above written.
DEBOER:

_/s/ Sidney B. DeBoer
Sidney B. DeBoer

LITHIA MOTORS, INC.

By: _/s/ Chris Holzshu
Chris Holzshu, Chief Financial Officer

By: _/s/ William Young
William Young, Chair, Compensation Committee

Exhibit A
RELEASE OF CLAIMS
This is a confidential agreement (the “Release of Claims”) between you, Lithia Motors, Inc., an Oregon corporation, and Lithia Support Services, Inc., an Oregon corporation (together with Lithia Motors, Inc., “Lithia,” and also referred to herein as “us,” “we” or “our”). This Release of Claims is dated for reference purposes _____________, 2015 (the “Delivery Date), which is the date we delivered this Release of Claims to you for your consideration.
1.    Transition as an Executive Officer. Your position as an executive officer of Lithia terminates on December 31, 2015 (the “Transition Date”).
2.    Payments. In exchange for your agreeing to the release of claims and other terms in this Release of Claims, we will pay you the “Benefits” set forth in the Transition Agreement between you and Lithia dated September __, 2015 (the “Transition Agreement”). Such provisions of the Transition Agreement are incorporated herein by reference. You acknowledge that we are not obligated to pay the Benefits to you unless you comply with the terms of the Transition Agreement and of this Release of Claims.
3.    Termination of Benefits. Except as provided in the Transition Agreement, your participation in all of our employee benefit plans and programs will end on the Transition Date. Your rights under any of our pension benefit or other plans in which you may have participated will be determined in accordance with the written plan documents governing those plans.
4.    Full Payment. You acknowledge having received full payment of all compensation of any kind (including wages, salary, vacation, sick leave, commissions, bonuses and incentive compensation) that you earned as a result of your employment by us through the date of this Release of Claims, except for the amount owed to you under Lithia’s 2013 Discretionary Support Services Variable Performance Compensation Plan related to Lithia performance in the second half of 2015 (the “Final Variable Compensation Amount”).
5.    No Further Compensation. Any and all agreements to pay you bonuses or other incentive compensation, except for the Final Variable Compensation Amount, are terminated as of December 31, 2015. You understand and agree that you have no right to receive any further payments for bonuses or other incentive compensation from us other than the Final Variable Compensation Amount. We owe you no further compensation or benefits of any kind, except as described in Sections 2 and 4 above, compensation payable under the Director Service Agreement effective January 1, 2016 between you and Lithia (the “Director Service Agreement”) and compensation that is “nonqualified deferred compensation” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended.
6.    Release of Claims.
(a) You hereby release (i) Lithia and its subsidiaries, affiliates, and benefit plans, (ii) each of Lithia’s past and present shareholders, executives, officers, directors, agents, employees, representatives, administrators, fiduciaries and attorneys, and (iii) the predecessors, successors, transferees and assigns of each of the persons and entities described in this sentence, from any and all claims of any kind, known or unknown, that arose on or before the date you signed this Release of Claims.
(b) The claims you are releasing include, without limitation, claims of wrongful termination, claims of constructive discharge, claims arising out of employment agreements, representations or policies related to your employment, claims arising under federal, state or local laws or ordinances prohibiting discrimination or harassment or requiring accommodation on the basis of age, race, color, national origin, religion, sex, disability, marital status, sexual orientation or any other status, claims of failure to accommodate a disability or religious practice, claims for violation of public policy, claims of retaliation, claims of failure to assist you in applying for future position openings, claims of failure to hire you for future position openings, claims for wages or compensation of any kind (including overtime claims), claims of tortious interference with contract or expectancy, claims of fraud or negligent misrepresentation, claims of breach of privacy, defamation claims, claims of intentional or negligent infliction of emotional distress, claims of unfair labor practices, claims arising out of any claimed right to stock or stock options, claims for attorneys’ fees or costs, and any other claims that are based on any legal obligations that arise out of or are related to your employment relationship with us.
(c) You release and forever discharge us, our subsidiaries and affiliates, all predecessors and successors for such entities, and all officers, directors, employees, agents, shareholders, representatives and insurers of the aforementioned (herein, collectively the “Released Parties”) from any and all liability, damages or causes of action, claims, charges, judgments, or obligations of whatever kind or character you have or may have against the Released Parties, and you covenant that you shall not assist, participate or be represented in, nor institute, submit or file, or permit to be instituted, submitted or filed on the Released Parties, nor shall you voluntarily participate or cooperate in the prosecution of, any lawsuit, charge, claim, complaint or other proceeding against the Released Parties with any administrative agency, court or other forum under any federal, state or local laws or regulations, including, but not limited to, under Title VII of the Civil Rights Act of 1964, as amended; Title VII of the Civil Rights Act of 1964; claims under the Civil Rights Action of 1991; claims under the Age Discrimination in Employment Act of 1967, as amended; claims under 42 USC § 1981, 1981a, 1983, 1985, or 1988; claims under the Family and Medical Leave Act of 1993; claims under the Americans with Disabilities Act of 1990, as amended; claims under the Fair Labor Standards Act of 1938 as amended; claims under the Employee Retirement Income Security Act of 1974, as amended; the Worker Adjustment and Retraining Notification Act; the Equal Pay Act of 1963; the Consolidated Omnibus Budget Reconciliation Act of 1985; the applicable workers’ compensation statutes; and all amendments to each such act as well as the regulations issued; or any other federal, state, or local laws, rules or regulations, including any insurance, human rights, civil rights, wage-hour, pension, or labor laws, rules or regulations; public policy, contract or tort laws, or any claim of retaliation under any law, or any claim arising under common law, including, but not limited to, causes of action for wrongful termination; discrimination on the basis of age, sex, race, or national origin or any other basis; intentional or negligent infliction of emotional distress; intentional or negligent misrepresentation; fraud; conspiracy to commit any act mentioned herein; breach of the employment offer letter or of any other contract (whether express or implied, oral or written); breach of the implied covenant of good faith and fair dealing; interference with business advantage; interference with prospective economic advantage; interference with contractual relationship; defamation; failure to pay compensation of any kind, or to pay equal compensation for equal work; or any other action whether cognizable in law or in equity, based upon any conduct up to and including the date of this Release of Claims, and shall not, from any source or proceeding, seek or accept any award or settlement therefrom.
(d) This Release of Claims is subject to the terms of the Older Worker Benefit Protect Act of 1990 (“OWBPA”). The OWBPA provides that an individual cannot waive a right or claim under the Age Discrimination in Employment Act (“ADEA”) unless the waiver is knowing and voluntary. Pursuant to the terms of the OWBPA, you acknowledge and agree that you have executed this Release of Claims voluntarily and with full knowledge of its consequences. In addition, you hereby acknowledge and agree as follows: (i) you are waiving any and all rights or claims that you may have arising under the ADEA; (ii) you understand that you are not waiving any rights or claims that may arise after the date this Release of Claims is executed; (iii) you understand that in exchange for the waiver and release of your rights under this Release of Claims, you are receiving consideration in addition to any consideration to which you are already entitled; (iv) you understand that this Release of Claims does not bar you from bringing a claim under ADEA challenging the validity of the ADEA waiver set forth herein; (v) you have been advised to seek legal counsel regarding this waiver, to the extent you deem necessary or appropriate, and you have had ample time to review and analyze this entire Release of Claims, and understands its final and binding effect; and (vi) you have seven days to revoke your waiver of ADEA claims after signing and delivering this Release of Claims to us.
(e) You agree not to seek any personal recovery (of money damages, injunctive relief or otherwise) for the claims you are releasing in this Release of Claims, either through any complaint to any governmental agency or otherwise. You agree never to start any lawsuit or arbitration asserting any of the claims you are releasing in this Release of Claims. You represent and warrant that you have not initiated any complaint, charge, lawsuit or arbitration involving any of the claims you are releasing in this Release of Claims. Should you apply for future employment with Lithia, Lithia has no obligation to consider you for future employment.

(f) You represent and warrant that you have all necessary authority to enter into this Release of Claims (including, if you are married, on behalf of your marital community) and that you have not transferred any interest in any claims to your spouse or to any third party.
(g) Except as provided in Section 3 above, this Release of Claims does not affect your rights, if any, to receive pension plan benefits, medical plan benefits, unemployment compensation benefits or workers’ compensation benefits. This Release of Claims also does not affect your rights, if any, under agreements, bylaw provisions, insurance or otherwise, to be indemnified, defended or held harmless in connection with claims that may be asserted against you by third parties.
(h) You understand that you are releasing potentially unknown claims, and that you have limited knowledge with respect to some of the claims being released. You acknowledge that there is a risk that, after signing this Release of Claims, you may learn information that might have affected your decision to enter into this Release of Claims. You assume this risk and all other risks of any mistake in entering into this Release of Claims. You agree that this release is fairly and knowingly made.
7.    Acceptance and Revocation Period and Effective Date. You shall have twenty-one (21) days after the Delivery Date in which to review this Release of Claims and deliver the Release of Claims signed by you to us by such date. The signed agreement must be delivered to Lithia Motors, Inc. to the attention of the Chief Executive Officer, at 150 N. Bartlett Street, Medford, Oregon 97501. You shall have a period of seven (7) days after the date upon which you deliver the signed Release of Claims to us in which to revoke the waiver of ADEA claims (the “Revocation Period”). This waiver of ADEA claims shall become effective upon expiration of the Revocation Period, provided you have not delivered a written notice of revocation to us before such expiration (“Effective Date”). In the event of any such revocation of waiver of ADEA claims, the remaining obligations contained in the Release of Claims shall be of full force and effect. For purposes of this Section, “delivery” of the Release of Claims will be deemed given as of (i) the day the Release of Claims is delivered to us in person, or by a nationally recognized express delivery service (such as Federal Express, UPS or DHL) to the above address; (ii) the day the Release of Claims is delivered via facsimile to us; or (iii) the day the Release of Claims is deposited in the U.S. mail system, postage prepaid, certified or registered, return receipt requested, and addressed as set forth above.
8.    Restrictive Covenants. You shall comply with Section 5 of the Terms of Amended Employment and Change in Control Agreement between you and Lithia dated January 9, 2009, incorporated by reference into Section 2 of the Transition Agreement and incorporated herein by reference, and Lithia will have the right to enforce those provisions under the terms specified therein.
9.    Cooperation Regarding Other Claims. If any claim is asserted by or against us as to which you have relevant knowledge, you will cooperate with us in the prosecution or defense of that claim, including by providing truthful information and testimony as reasonably requested by us.
10.    No Admission of Liability. Neither this Release of Claims nor the payments made under this Release of Claims, the Transition Agreement or the Director Service Agreement are an admission of any liability or wrongdoing by us.
11.    Independent Legal Counsel. You are advised and encouraged to consult with an attorney before signing this Release of Claims. You acknowledge that you have had an adequate opportunity to do so.
12.    Governing Law. This Release of Claims is governed by the laws of the State of Oregon that apply to contracts executed and to be performed entirely within the State of Oregon.
13.    Dispute Resolution. If a dispute arises pursuant to this Agreement, the parties agree to resolve the disputes through binding arbitration as set forth below. The parties confirm that by agreeing to this alternate dispute resolution process, they intend to give up their right to have any dispute decided in court by a judge or jury.

(a) Arbitration. In the event a dispute arises pursuant to this Release of Claims we both agree to resolve all disputes by submitting such dispute to binding arbitration as set forth below. We confirm that by agreeing to this alternate dispute resolution process, we both intend to give up our rights to have any dispute decided in court by a judge or jury. Any and all disputes, claims, or controversies between us arising out of or relating to this Release of Claims shall be submitted to final and binding arbitration before JAMS, or its successor, at JAMS’ office in Medford, Oregon (or, if none, at JAMS’ office in the United States which is closest to Medford, Oregon), pursuant to the United States Arbitration Act, 9 U.S.C. Sec. 1, et seq. The dispute shall be submitted to one Arbitrator, who shall have sole authority to determine procedural questions, such as arbitrability, standing, and real party in interest, as well as the merits of the claim.
Either of us may commence the arbitration process by filing a written demand for arbitration with JAMS at the designated office and concurrently sending a copy to the other party or parties. The arbitration will be conducted in accordance with the provisions of JAMS’ Comprehensive Arbitration Rules and Procedures in effect when the demand is filed. Each of us will cooperate with JAMS and each other in selecting an arbitrator from JAMS’ panel of neutrals and in scheduling the arbitration proceedings. The costs and fees of JAMS and of the arbitrator shall be borne equally by us. The provisions of this paragraph are specifically enforceable by any court with subject matter jurisdiction sitting in Jackson County, Oregon.
(b) Expenses/Attorneys’ Fees. The prevailing party shall be awarded all costs and expenses of the proceeding, including but not limited to, attorneys’ fees, filing and service fees, witness fees and arbitrator’s fees. If arbitration is commenced, the arbitrator will have full authority and complete discretion to determine the “prevailing party” and the amount of costs and expenses to be awarded.
14.    Saving Provision. If any part of this Release of Claims is held to be unenforceable, it shall not affect any other part. If any part of this Release of Claims is held to be unenforceable as written, it shall be enforced to the maximum extent allowed by applicable law.
15.    Final and Complete Agreement. Except for the Transition Agreement and the Director Service Agreement, this Release of Claims is the final and complete expression of all agreements between us on all subjects and supersedes and replaces all prior discussions, representations, agreements, policies and practices. You acknowledge you are not signing this Release of Claims relying on anything not set out herein.

Lithia Motors, Inc.

By: ____________________________________
Title:___________________________________

I, the undersigned, having been advised to consult with an attorney, hereby agree to be bound by this Release of Claims and confirm that I have read and understood each part of it. I acknowledge that pursuant to Section 7, I have twenty-one (21) days after delivery of this Release of Claims within which to review and consider this agreement, prior to signing and delivering to you.

Sidney B. DeBoer
(Name)

(Signature)

(Date)

Appendix B

AMENDMENT TO
TRANSITION AGREEMENT

This amendment (“Amendment”) is entered into as of [date], 2019, between Lithia Motors, Inc., an Oregon corporation (“Lithia”), and Sidney B. DeBoer (“DeBoer”).

Whereas, Lithia and DeBoer entered into that certain Transition Agreement dated September 14, 2015 (the “Transition Agreement”);

Whereas, the Transition Agreement between Lithia and DeBoer states that the benefits payable to DeBoer shall continue irrespective of his employment status with the Company;

Whereas, Lithia and DeBoer wish to amend the Transition Agreement, subject to the approval of Lithia shareholders, to stipulate that the benefits payable to DeBoer are for a fixed term; and

Whereas, the independent compensation consultant of Lithia’s Compensation Committee has advised that such benefits payable for a fixed term constitute reasonable compensation for DeBoer’s prior service with Lithia.

Now, therefore, the parties agree as follows:

1.Amendment to Sunset Benefits.

As there is currently no sunset to the benefits under the Transition Agreement, the Parties agree to amend the Transition Agreement as follows:

The second sentence of paragraph one of Section 1 shall be deleted and replaced with the following:

“Lithia shall, beginning January 1, 2016, until the earlier of DeBoer’s death or December 31, 2035, provide the following benefits (the “Benefits”) to DeBoer for both his prior service with Lithia. Except as may be stated elsewhere in this Agreement, Lithia shall make the Benefits payments to DeBoer consistent with Lithia’s standard payroll practices.”

2.Effective Date. This Amendment shall become effective upon the approval of this Amendment by the shareholders of Lithia.

3.Miscellaneous. Unless otherwise defined herein, all capitalized terms appearing in this Amendment shall have the meaning as set forth in the Transition Agreement.

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B-1

IN WITNESS WHEREOF, the parties have signed this Amendment on the above date.

DEBOER:

By:
Sidney B. DeBoer

LITHIA MOTORS, INC.

By:
Chris Holzshu, Executive Vice President

B-2

Appendix C
Class B Conversion Agreement

This Class B Conversion Agreement (this “Agreement”) is entered into as of [date], 2019, between Lithia Motors, Inc., an Oregon corporation (“Lithia”), and Sidney B. DeBoer (“DeBoer”).

Whereas, as of the date hereof, Lithia Holding Company, L.L.C. (“Lithia Holding”) owns [1,000,000] shares (the “Original Balance”) of Class B Common Stock of Lithia (“Class B Shares”); and

Whereas, as DeBoer has sole control of Lithia Holding; and

Whereas, DeBoer has indicated that if the shareholders of Lithia approve the amendment to the Transition Agreement to be presented at the special meeting of shareholders set for January 21, 2019, Lithia Holding would commit to converting its remaining shares of Class B Common Stock of Lithia into shares of Class A Common Stock (“Class A Shares”) over a fixed schedule to be completed by December 31, 2025; and

Whereas, on January __, 2019, the shareholders of Lithia did approve the amendment to the Transition Agreement; and

Whereas, both DeBoer and Lithia recognize that converting the Class B Shares to Class A Shares and thereby eliminating the dual-class stock structure will address concerns that institutional investors have expressed, may allow Lithia’s common stock to be held by certain institutional investors whose investment policies do not permit them to invest in companies that have disparate voting rights in their capital structure, and is in keeping with more recent corporate governance trends; and

Whereas, enabling such institutional investors to invest in Lithia common stock should benefit all of Lithia’s shareholders;

Now, therefore, in the light of the foregoing and intending to be legally bound, the parties agree as follows:

1.    Agreement to Convert Class B Shares into Class A Shares. DeBoer will cause Lithia Holding to convert all of the Original Balance of Class B Shares into Class A Shares on this timetable:

a.	By December 31, 2020, DeBoer will cause Lithia Holding to convert at least 15% of the Original Balance of Class B Shares into Class A Shares;

b.
By December 31, 2022, DeBoer will cause Lithia Holding to convert at least another 15% of the Original Balance of Class B Shares into Class A Shares (for the avoidance of doubt, this means that at least 30% of the Original Balance of Class B Shares will be converted into Class A Shares by December 31, 2022);

c.
By December 31, 2024, DeBoer will cause Lithia Holding to convert at least another 15% of the Original Balance of Class B Shares into Class A Shares (for the avoidance of doubt, this means that at least 45% of the Original Balance of Class B Shares will be converted into Class A Shares by December 31, 2024);

d.	By no later than December 31, 2025, DeBoer will cause Lithia Holding to convert all that remains of the Original Balance of Class B Shares into Class A Shares.

2.    Effective Date. This Amendment shall become effective as of the date first written above.

3.    Dispute Resolution. IF A DISPUTE ARISES PURSUANT TO THIS AGREEMENT, THE PARTIES AGREE TO RESOLVE THE DISPUTES THROUGH BINDING ARBITRATION AS SET FORTH BELOW. THE PARTIES

CONFIRM THAT BY AGREEING TO THIS ALTERNATE DISPUTE RESOLUTION PROCESS, THEY INTEND TO GIVE UP THEIR RIGHT TO HAVE ANY DISPUTE DECIDED IN COURT BY A JUDGE OR JURY.

Any and all disputes, claims, or controversies between the parties (“parties” specifically including, but not being limited to, any assignee of a party) arising out of or relating to this Agreement that are not otherwise resolved by their mutual agreement shall be submitted to final and binding arbitration before JAMS, or its successor, at JAMS’ office in Medford, Oregon (or, if none, at JAMS’ office in the United States which is closest to Medford, Oregon), pursuant to the United States Arbitration Act, 9 U.S.C. Sec. 1, et seq. The dispute shall be submitted to one Arbitrator, who shall have sole authority to determine procedural questions, such as arbitrability, standing, and real party in interest, as well as the merits of the claim.

Any party may commence the arbitration process by filing a written demand for arbitration with JAMS at the designated office and concurrently sending a copy to the other party or parties. The arbitration will be conducted in accordance with the provisions of JAMS’ Comprehensive Arbitration Rules and Procedures in effect when the demand is filed. The parties to the dispute, claim, or controversy will cooperate with JAMS and each other in selecting an arbitrator from JAMS’ panel of neutrals and in scheduling the arbitration proceedings. The costs and fees of JAMS and of the arbitrator shall be borne equally by the parties to the dispute, claim, or controversy. The provisions of this paragraph are specifically enforceable by any court with subject matter jurisdiction sitting in Jackson County, Oregon. The prevailing party or parties shall be entitled to an award of its reasonable attorney fees and costs through every stage of the proceeding and in obtaining and enforcing any judgment. The arbitrator shall have sole discretion to determine which is the prevailing party or parties and the amount of reasonable attorney fees and costs.

4.    Notices. Any notice to be delivered under this Agreement shall be given in writing and delivered, personally or by certified mail, postage prepaid, addressed to Lithia or to DeBoer at their last known addresses.

5.    Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Oregon.

6.    Waiver/Amendment. This Agreement may not be amended, released, discharged, abandoned, changed, or modified in any manner, except by an instrument in writing signed by each of the parties hereto. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part thereof or the right of any party thereafter to enforce each and every such provision. No waiver or any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

7.    Severability. If any provision of this Agreement shall be held by a court or arbitrator to be invalid or unenforceable, the remaining provisions shall continue to be fully effective. If any part of this Agreement is held to be unenforceable as written, it shall be enforced to the maximum extent allowed by applicable law.

8.    Entire Agreement. This Agreement represents the entire agreement between the parties regarding the subject matter hereof. This Agreement supersedes any other prior oral or written agreement between the parties on the subject matter hereof.

9.    Assignment. DeBoer shall not assign or transfer any of DeBoer’s rights pursuant to this Agreement, wholly or partially, to any other person or to delegate the performance of their duties under the terms of this Agreement. Upon DeBoer’s death, DeBoer’s rights and obligations under this agreement shall inure to DeBoer’s heirs, executors, administrators or assigns. The rights and obligations of Lithia under this Agreement shall inure to the benefit of and be binding in each and every respect upon the direct and indirect successors and assigns of Lithia, regardless of the manner in which the successors or assigns succeed to the interests or assets of Lithia. This Agreement shall not be terminated by the voluntary or involuntary dissolution of Lithia, by any merger, consolidation or acquisition where Lithia is not the surviving corporation, by any transfer of all or substantially all of Lithia’s assets or by any other change in Lithia’s structure or the manner in which Lithia’s business or assets are held. In the event of any merger, consolidation or transfer of assets, this Agreement shall be binding upon and shall inure to the benefit of the surviving corporation or the corporation to which the assets are transferred.

10.    Survival. The dispute resolution provisions of this Agreement shall survive after termination of this Agreement, and shall be enforceable regardless of any claim DeBoer may have against Lithia.

11.    Advice of Counsel. DeBoer acknowledges that, in executing this Agreement, DeBoer has had the opportunity to seek the advice of independent legal counsel, and has read and understood all of the terms and provisions of this Agreement. This Agreement shall not be construed against any party be reason of the drafting or preparation hereof. DeBoer acknowledges that the Company is not providing any tax advice to DeBoer and is not making any representation or warranty regarding the tax consequences of this Agreement.

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IN WITNESS WHEREOF, the parties have signed this Amendment on the above date.

DEBOER:

By:
Sidney B. DeBoer

LITHIA MOTORS, INC.

By:
Chris Holzshu, Executive Vice President

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